SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------





                  PRELIMINARY COPIES OF INFORMATIONAL STATEMENT

                            PURSUANT TO SECTION 14 OF

                       The Securities Exchange Act of 1934

                  TELECONFERENCING SYSTEMS INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)


                         Commission File Number: 0-13313

                                 CIK: 0000754435



           Colorado                                              (36-3296861)
--------------------------------                             -------------------
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization                             Identification No.)



c/o 10200 W. 44th Ave., #400, Wheat Ridge, CO         80033
---------------------------------------------      ----------
(Address of principal executive offices)           (Zip Code)



               Registrant's telephone number, including area code:
                                 (303) 422-8127

                  TELECONFERENCING SYSTEMS INTERNATIONAL, INC.
                             10200 W. 44th Ave. #400
                              Wheat Ridge, CO 80033

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 22, 1997

     Notice is hereby given that the Special Meeting of Shareholders of Teleconferencing Systems International, Inc., (hereinafter referred to as "the Company") will be held at #400, 10200 W. 44th Avenue, Wheat Ridge, Colorado, at 9:00 a.m., local time, for the following purposes:

     1. To authorize the Board of Directors to set a ratio for the reverse split (pro-rata reduction of outstanding shares) of the issued and outstanding common shares of the Company, such ratio not to exceed one new share of common stock for 150 each shares of common stock now issued and outstanding, to be determined by December 31, 1997.

     2. To change the name of the Company at the discretion of the Board of Directors.

     The Board of Directors has fixed the closing of business on November 14, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof. The stock transfer books will not be closed.




                                    --------------------------------------------
                                    Teleconferencing Systems International, Inc.
                                    Robert Kropf, President

                              INFORMATION STATEMENT
                              ---------------------

                  TELECONFERENCING SYSTEMS INTERNATIONAL, INC.
                  --------------------------------------------
                             10200 W. 44th Ave. #400
                              Wheat Ridge, CO 80033

                               SPECIAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                DECEMBER 22, 1997
                                -----------------

     This  Informational  Statement is being  furnished to the  shareholders  of
Teleconferencing Systems International, Inc., a Colorado corporation, in connection with the Special Meeting of Shareholders to be held at 9:00 a.m., MDT, December 22, 1997 at #400, 10200 W. 44th Avenue, Wheat Ridge, Colorado. The Informational Statement is first being sent or given to shareholders on or about ____________________________, 1997.

     NO PROXIES ARE BEING SOLICITED BY THE BOARD OF DIRECTORS.
     ---------------------------------------------------------

     WE ARE NOT ASKING YOU FOR A PROXY,  AND YOU ARE  REQUESTED NOT TO SEND US A
     PROXY.                                                     ---


                         DISSENTERS' RIGHT OF APPRAISAL

     The laws of the State of Colorado makes provisions for certain dissenters' rights or right of appraisal in connection with the matters to be considered at the Special Meeting of Shareholders. The failure of a shareholder to vote against the proposal will not constitute a waiver of any rights otherwise afforded to any such shareholder by the laws of the State of Colorado.

                               EXPENSE OF MAILING

     The expense of preparing and mailing of this Informational Statement to shareholders of the Company is being paid for by the Company. The Company is also requesting brokers, custodians, nominees and fiduciaries to forward this Informational Statement to the beneficial owners of the shares of common stock of the Company held of record by such persons. The Company will not reimburse such persons for the cost of forwarding.


                 INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

     None. No director or shareholder owning 10% or more of the outstanding shares has indicated her or his intent to oppose any action to be taken at the meeting. No officer or director or shareholder has any interest in any matter to be voted upon.

                   VOTING SECURITIES AND BENEFICIAL OWNERSHIP

     As of the call date of the meeting, November 14, 1997, the total number of common shares outstanding and entitled to vote was __________________.

     The holders of such shares are entitled to one vote for each share held on the record date. There is no cumulative voting on any matter on the agenda of this meeting. No additional shares will be issued subsequent to call date and prior to meeting.


                                   RECORD DATE

     Stock transfer records will remain open. November 14, 1997, shall be the record date for determining shareholders entitled to vote and receive notice of the meeting.


                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information as of October 29, 1997, with respect to the shares of common stock of the Company owned by (i) owners of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, and (iii) all directors and officers of the Company as a group. Unless otherwise indicated, all shares are held by the person named and are subject to sole voting and investment are by such person.

Title          Name and                      Amount and                  Percent
  of           Address of                    Nature of                   of
Class          Beneficial Owner              Beneficial Interest         Class
-----          ----------------              -------------------         -----

Common         Treleven, Ltd.                30,636,000                  73%
               Belair
               21 Middle Road
               Warwick, Bermuda

Common         Marshall Kaye                 None                        0%
               "Hampton"
               Coombe Ridings,
               Kingston upon Thames,
               Surrey, KT2 7JT

Common         David Innes                   None                        0%
               Flat 2 Whitehall,
               9-11 Bloomsbury Square
               London WC1A 2LP


Common         Combined ownership as a group                             73%

                          VOTING REQUIRED FOR APPROVAL

     I. One third of the shares of common stock outstanding at the record date must be represented at the Special Meeting in person or by proxy in order for a quorum to be present, but if a quorum should not be present, the meeting may be adjourned without further notice to shareholders, until a quorum is assembled. Each shareholder will be entitled to cast one vote at the Special Meeting for each share of common stock registered in such shareholder's name at the record date.

     II. The Colorado Corporation Act and the Articles of Incorporation require that 67 2/3 of the outstanding shares vote in favor of the proposed Amendment to the Articles of Incorporation reducing authorized shares and the pro rata reverse split of the issued and outstanding shares. (See "Changes in Corporate Capitalization").


               REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

     (a) Cash Compensation.

     Compensation  paid by the  Company  for all  services  provided  during the fiscal year ended  December  31,  1996,  (1) to each of the  Company's  two most highly compensated executive officers whose cash compensation exceeded $60,000.00 and (2) to all officers as a group is set forth below under directors. None.

     (b) Compensation Pursuant to Plans. None.

     (c) Other Compensation. None.

     (d) Compensation of Directors. None.

     Compensation paid by the Company for all services provided during the period ended October 29, 1997, (1) to each of the Company's officers and directors whose cash compensation exceeded $60,000.00 and (2) to all officers and directors as a group is set forth below:

Name of Individual        Capacities
Number of Persons         in                    Cash                 Stock
in Group                  Which Served       Compensation        Compensation
--------------------      ------------       ------------        ------------

David Innes               President               0                    0

Marshall Kaye             Secretary               0                    0

All officers and
directors as a group                              0                    0
to October 29, 1997


                            AMENDMENTS TO CHARTER AND
                       CHANGES IN CORPORATE CAPITALIZATION

                         I. CHANGE OF OUTSTANDING SHARES

     The Board of Directors of the Company is asking stockholders to authorize a reverse split of the Company's issued and outstanding common shares. The Board of Directors will be authorized to determine the ratio for the reverse split (pro-rata reduction in outstanding shares), such ratio not to exceed 1 new common stock share for every 150 shares of common stock issued and outstanding in the hands of shareholders. The Board of Directors shall be authorized to set such ratio in its discretion based upon factors including but not limited to:

               a)       NASDAQ listing requirements
               b)       then current trading price of the shares
               c)       asset values of the Company
               d)       advice of investment banking community
               e)       potential mergers

The Board of Directors shall make such determination of reverse split on or before December 31, 1997. The Board believes that such reverse split of the Company's capital shares will lend itself better to the Company's organization and capitalization and allow it to find an acquisition or merger candidate.

                          II. CHANGE IN CORPORATE NAME

     The Board is asking shareholders to authorize a name change of the Corporation to GS Telecom, Limited and to approve an amendment to the Charter Articles of Incorporation to change the name to GS Telecom, Limited.


                         BOARD OF DIRECTORS AND OFFICERS

     The two persons listed below are Officers and the members of the Board of Directors, serving until the next annual meeting.

     David Innes, age 63, is a fellow of the Institute of Chartered Accountants in England and Wales. He qualified in 1957. He was a director of ABACA Group, PLC from 1990-1992. From 1992 until 1996, he orchestrated and co-managed the privatization of Elit Ruhagyar Rt, a Hungarian clothing manufacturer. He is the Chairman of his own management consultant company, AKS Management Services, Ltd., since 1975. He has been Director and Chief Executive of GS Telecom Ltd. since June, 1997.

     Marshall Kaye, age 73, obtained a degree in Physics in 1943 and studied toward a further degree in Economics at Oxford University. Mr. Kaye has been the Chairman of Cadmus Newsletters, Ltd. in England, publishers of Parliamentary and European government specialized newsletters from 1987 to present. He has been Chairman of Rodney Deitch Associates (England) since 1987, a government relations consultant. In 1995, Mr. Kaye became Chairman of Advanced Valve Technologies in England, a composite value manufacturer. From 1985 to 1991 he was Chairman of G.H. Zeal, Ltd. in England, a manufacturer of thermometers and scientific instruments.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Gaylen R. Hansen, CPA, of Greenwood Village, Colorado, has been engaged as the Certifying accountants for the period through fiscal year 1997.


                              SHAREHOLDER PROPOSALS

     Shareholders are entitled to submit proposals on matter appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at next year's annual or any special meeting, it must be received by the secretary of the Company, at 10200 W. 44th Ave. #400, Wheat Ridge, CO 80033, not later than 90 days prior to the meeting, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. It is anticipated that the next annual meeting will be held in December, 1998.


Dated:  November 11, 1997
        -----------------


By Order of the Board of Directors


-----------------------------------
Robert Kropf, President